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                             T E R M    S H E E T
                               "BUGHOUSE ROCK"
                             SHORT FORM AGREEMENT
                             December 15th, 2003
                             --------------------


Type            PRODUCTION/FINANCING/DISTRIBUTION AGREEMENT

Between  	WESTWOOD AUDIOVISUAL & MULTIMEDIA CONSULTANTS, INC. (WAMC)
                LOS ANGELES (USA)

                PRODUCTION & PARTNERS MULTIMEDIA, SAS (PPM) ANGOULEME (France)

                ECLECTIC ENTERTAINMENT, INC. (ECLECTIC) LOS ANGELES (USA)

                OMNI BROADCASTING NETWORK, INC. (OMNI) LOS ANGELES (USA)

Program               "BugHouse Rock", a Computer Animated Series
                      (possible combo CGI and MOTION CAPTURE) adapted from an original idea by Chauncey Hines

Rights PPM has entered into a purchase agreement ("Rights Agreement') with Chauncey Hines (the Original Author) in connection with the bible entitled "BugHouse Rock" and the ancillary rights including the collection of books based on each main character developed in the bible. Pursuant to the Rights Agreement, PPM has the right to develop and produce the Computer Animated Series (the "Program"). All rights of every kind, including copyright, will be transferred to PPM upon the exercise of the purchase of the Rights. PPM will grant to WAMC the exclusive distribution rights in all territories and in all media in perpetuity.

Production Budget     US$5,650,000 (budget to include all development costs
                      and bank loan charges) - Production Budget attached to the present Agreement)

Schedule              Scripts         01/05/04 to 08/02/04
                      Main Pack       01/05/04 to 03/01/04
                      Episodic Packs  02/05/04 to 11/16/04
                      Storyboards     02/09/04 to 09/02/04


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                      Recording VA    03/12/04 to 09/18/04
                      CGI     03/05/04 to 12/22/04
                      Animation       07/05/04 to 03/06/05
                      Post-Production 09/17/04 to 05/28/05

Executives Producers  Dominique Bovio representing WAMC
                      Sidonie Herman representing P&PM
                      Donald Wilson representing ECLECTIC
                      Dennis Johnson representing OMNI

                      Remuneration to be included in the production budget. To be equally paid during the production of the Program.

Pre-Development       A budget of 92,000$ is included in the Production
                      Budget on which the Original Author and PPM, already spent $40,000 as pre-development costs. The amount of $52,000 will be spent to do the Motion Capture and CGI tests and to develop the 2D artwork in CGI
                      (characters and interactive set), to present the project in order to raise the financing.
                      It is understood that PPM contracted with Chauncey
                      Hines and agreed to reimburse him of his investment
                      (commitment) only from the production budget of the Program when the financing of the Program will be set up.

Pre-Production:       PPM agrees to support the choice of the studios and
                      employees to work on the Program based on the Production Budget and the Production Schedule attached to the present Agreement.

                      Parties have mutual approval over the scripts with PPM prevailing in the event of a dispute.

                      If needed, ECLECTIC agrees to give proof of the financing to PPM's attorney (letter of credit from its bank(s) or other documents which can be necessary).

Production            ECLECTIC and WAMC to agree on a final budget, final
                      schedule, and final cash flow based on the approved bible and scripts, to agree an American casting and devise a production plan all of which are subject to the financing by the parties and their final approvals and are conditions precedent to commencing production during the first quarter of the Year 2004.

                      After approvals by ECLECTIC and WAMC, PPM will have the obligation to make the Program utilizing its personnel and facilities in accordance with the Approved Scripts, Approved Budget and Approved Schedule under the supervision of Dominique Bovio as Executive Producer representing WAMC and Sidonie Herman as Executive Producer representing P&PM, Donald Wilson as Executive Producer representing ELECTIC and Dennis Johnson as Executive Producer representing OMNI and will deliver the finished Program in accordance with the Approved Schedule to the distributor(s). ECLECTIC and PPM have mutual approval rights over most production elements and agree to assign Sidonie Herman, Dennis Johnson and Donald Wilson to oversee the production.


Program Financing     Under the current plan ECLECTIC is assisting PPM in
                      securing the production financing in the amount of $5,650,000 from its traditional lending sources and under the term approved by ECLECTIC and PPM in a maximum of $2,895,000 including an executive producer fee $150,000. ECLECTIC to draw down from the Loan based on the cash flow projection.

                      PPM to provide the rest of the financing in a minimum of $2,755,000 from its traditional sources including pre-sales and co-productions including a co-production to be set up with the French Production Companyto obtain access to the French and European subsidies), being understood that the finances coming through P&PM are linked to the Governmental laws of each involved countries.


                      Alternate financing plans that would not expose ECLECTIC to any additional risk will be accepted by both parties.

                      If needed, PPM accepts that a completion bond (not included in the attached Production Budget) will be secured by ECLECTIC.

Recoupment:           It is agreed by PPM and WAMC that all the co-
                      producers, including ECLECTIC, shall be reimbursed of their investments upon the exploitation of the Program.

Distributors          Until the co-producers have fully recoup their
                      investments, ECLECTIC will be the distributor of the Program in the USA. (television, video and ancillary rights excluding the books) and WAMC will be the distributor in perpetuity for the rest of the world.
                      (television, video and ancillary rights) excluding the financiers co-producers territories (to be determined).

                      In order to enhance the exposure of the Program, ECLECTIC agrees to accept to negotiate the Program Rights with other TV Network, Cable and or Satellite in the USA, if demanded by WAMC.

Security Interest:    PPM and ECLECTIC to take first priority security
                      interest in the Program and all related elements subordinate to lending institutions, completion guarantor and any union and guild security interest.


Exploitation:         ECLECTIC and WAMC commonly responsible for
                      distribution and exploitation of the Program with respect to exploitation plans. P&A commitment to be at their sole discretion and won't be made until after delivery.

Distributor(s)' fee:  Distributor(s) to take a fee to be decided in common by ECLECTIC and WAMC from the remaining Gross Proceeds.

                      From the remaining Gross Proceeds:
                      (Gross Proceeds are the Total of the Proceeds minus the Original Author fee, the Director fee and all residual fees to be negotiated during the production of the Program)

                      i. Distributor(s) to fully recoup all its Distribution Expenses first

                      ii. ECLECTIC, PPM and the other co-producers (including WAMC) to fully recoup all their Recoupable Investments in accordance with the Production Budget and the Long Form Agreement to be signed by ECLECTIC, WAMC and PPM and in accordance with the terms and conditions agreed by the Original Author.


Subsequent            Both ECLECTIC and WAMC and PPM will jointly own the
                      Program and will share the copyright depending of their final investments. If WAMC and / or PPM wishe(s) to produce a Subsequent Production and ECLECTIC does not, the parties agree to negotiate in good faith a buyout price for the non-committing party's ownership rights which shall not be more than 25 % of the total Production Budget of the Program.


Term Sheet Duration   The present Agreement shall end the 31st of
                      December, 2004.

Long Form Agreement   A Long Form Agreement to be created the latest
                      one month after the end of the Term Sheet Duration or sooner if the parties have arrange the complete financing of the Program. The Long Form Agreement to be agreed and signed by the parties, pursuant to this Short Term Agreement, which is executed the 15th of December, 2003.


To confirm your agreement with the foregoing, please sign in the space provided below.


PPM                                        ECLECTIC
(Production & Partners Multimedia, SAS)    (Eclectic Entertainment, Inc.)

By: Sidonie Herman                         By: Donald Wilson

/s/ Sidonie Herman                         /s/ Donald Wilson
-------------------------                  -----------------------
Its President Directeur General            Its: President


WAMC                                       OMNI
(Westwood Audiovisual &                    (Omni Broadcasting Network, Inc.)
Multimedia Consultants, Inc.)

By: Dominique Bovio                        By: Dennis Johnson

/s/ Domninque Bovio                        /s/ Dennis Johnson
-------------------------                  -----------------------
Its: President & CEO                       Its: President & General Manager


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